Exhibit 23.8

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Liberty Global, Inc., of our report dated June 2, 2006, relating to the consolidated financial statements of Telenet Group Holding NV as of December 31, 2005 and 2004, and for the years then ended, which appears in Liberty Global, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2005.

Antwerp, Belgium, January 16, 2007

PricewaterhouseCoopers Bedrijfsrevisoren bcvba
Represented by,

B. Gabriëls